Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT

This Forbearance Agreement, dated as of March 9, 2023 (this “Agreement”), is entered into by and among (i) Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), (ii) Indaba Capital Management, L.P. (together with its affiliates, “Indaba”), (iii) Chicago Venture Partners, LP (“CVP”), (iv) RBC CMA LLC (“RBC”), (v) Penderfund Capital Management Ltd. (“Penderfund”), (vi) Wolverine Flagship Fund Trading Limited (“Wolverine”) and (vii) U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association, not in its individual capacity, but solely as trustee (the “Trustee”) under that certain Indenture, dated as of March 27, 2018 (the “Indenture”) by and between the Company, as issuer, and the Trustee, and (v) any other owner of the Notes (as defined below) who executes a joinder to this Agreement substantially in the form attached hereto as Exhibit A (a “Joinder” and each such joining party, a “Joinder Party”). Capitalized terms used and not defined herein have the meanings given to such terms in the Indenture.

RECITALS

WHEREAS, on or about March 27, 2018, under the Indenture the Company issued its 2.50% Convertible Senior Notes due 2023 (the “Notes”) on an unsecured basis, in the aggregate amount of $171.5 million, in favor of certain initial purchasers;

WHEREAS, the maturity date of the Notes is March 15, 2023 (the “Maturity Date”);

WHEREAS, the Company and the Trustee are parties to the Indenture;

WHEREAS, Indaba, CVP, RBC, Penderfund and Wolverine are each a member of an ad hoc group of certain holders of the Notes, represented by Gibson, Dunn & Crutcher LLP (the “Ad Hoc Noteholder Group”);

WHEREAS, there is $56.595 million original principal face value of the Notes currently outstanding;

WHEREAS, members of the Ad Hoc Noteholder Group own $48.275 million original principal face value of the Notes;

WHEREAS, the Ad Hoc Noteholder Group is in active discussions regarding a comprehensive restructuring of the Company’s capital structure (the “Restructuring”) which, if agreed and consummated, would address, among other things, the Company’s obligations on the Maturity Date;

WHEREAS, the Company has requested that the Counterparties (as defined below) temporarily forbear from exercising their rights and remedies under the Indenture;

WHEREAS, upon the Company’s request, the Ad Hoc Noteholder Group has agreed, subject to the terms and conditions set forth herein, to forbear during the Forbearance Period (as defined below), and have agreed to direct the Trustee to forbear, from exercising rights and remedies under the Indenture; and

WHEREAS, upon the direction of Initial Counterparties pursuant to Section 6.09 of the Indenture, the Trustee has agreed, subject to the terms and conditions set forth herein, to forbear during the Forbearance Period (as defined below) from exercising rights and remedies under the Indenture.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Each of the following capitalized terms shall have the meaning set forth below:

1.1.          “Anticipated Defaults” means, collectively, (i) an Event of Default under Section 6.01(b) of the Indenture for failure to timely pay in full the principal of any Note when due and payable on the Maturity Date, (ii) an Event of Default under Section 6.01(a) of the Indenture for failure to pay any interest on any Note when due and payable, (iii) an Event of Default under Section 6.01(c) of the Indenture for failure to convert any Note; (iv) an Event of Default under Section 6.01(g) for a default under any agreement with outstanding indebtedness for money borrowed in excess of $15,000,000; and (v) any other breach, default, or event of default under the Indenture arising from the failure of the Company to timely pay in full the principal of any Note when due and payable on the Maturity Date.

1.2.          “Counterparties” means the Initial Counterparties and the Joinder Parties.

1.3.          “Forbearance Effective Date” means the date on which each of the conditions to the effectiveness of this Agreement specified in Section 3 of this Agreement is satisfied.

1.4.          “Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the Forbearance Termination Date.

1.5.          “Forbearance Termination Date” means the earliest to occur of:

(a)            11:59 P.M. (Eastern Standard Time) on March 29, 2023 (the “Outside Date”); provided, that the Outside Date may be extended with the prior written consent of (i) the Company and (ii) a majority of Holder Counterparties (defined below) as determined by principal amount of Notes held; provided further, that the Outside Date may not be extended past 11:59 pm (Eastern Standard Time) on April 14, 2023 without the prior written consent of each Counterparty.

(b)            the date of occurrence of a Forbearance Termination Event; or

(c)            the date the Restructuring is consummated.

1.6.          “Forbearance Termination Event” means any of the following events:

(a)            the occurrence of an Event of Default under the Indenture other than the Anticipated Defaults (it being understood that, without limiting any of the foregoing in this clause (a), the filing of a voluntary or involuntary (other than an involuntary petition filed by a Counterparty) petition under any bankruptcy or insolvency laws, or the commencement of any assignment for the benefit of creditors or similar proceeding, by or against the Company (except if initiated by a Counterparty) shall constitute an immediate Forbearance Termination Event);

(b)            a Holder takes any action to enforce, request the enforcement of (including any request upon the Trustee), or direct the enforcement of any of the rights and remedies available to the Holders under the Indenture, including, without limitation, any action to accelerate or collect any amounts with respect to the obligations under the Indenture.

(c)            the (x) breach or failure of the Company to comply with any term, condition, covenant, or agreement set forth in this Agreement, following the Company’s failure to cure any such breach or failure within five (5) Business Days after notice thereof is delivered to the Company by any Counterparty, or (y) failure of any representation or warranty made by the Company under this Agreement to be true and correct in all material aspects as of the date when made; or

(d)            (i) the Company repudiates or asserts a defense to any obligation or liability under the Indenture, this Agreement or any of the Notes or (ii) the initiation of any action, suit or proceeding, at law or in equity, by the Company against the Trustee or any Counterparty.

1.7.          “Holders” means, collectively, the holders of any Notes.

1.8.          “Holder Counterparty” means any Counterparty that is a Holder.

1.9.          “Initial Counterparties” means Indaba, CVP, RBC, Penderfund, Wolverine, and the Trustee.

1.10.        “Remedial Action” means any action to enforce, request the enforcement of (including any request upon the Trustee), or direct the enforcement of any of the rights and remedies available to the Holders under the Indenture, or any agreements or instruments entered into in connection with any of the foregoing or any amendments or supplements to any of the foregoing, including, without limitation, any action to accelerate or collect any amounts with respect to the obligations under the Indenture, the sending of any written notice to the Company that an Event of Default under the Indenture has occurred and is continuing, the sending of any written request to the Trustee to initiate an action, suit or proceeding under the Indenture, or any action to exercise any rights or remedies under the Indenture.

SECTION 2. Forbearance. Subject to, and effective as of, the Forbearance Effective Date:

(a)            Each Holder Counterparty hereby agrees that during the Forbearance Period it will (i) not take any Remedial Action in connection with the Anticipated Defaults and (ii) direct the Trustee not to take any Remedial Action in connection with the Anticipated Default, and the Trustee has agreed to act in accordance with such direction.

(b)            Unless earlier terminated in accordance with the terms of this Agreement, the Counterparties’ forbearance, as provided herein, shall immediately cease without requirement for any notice, demand or presentment of any kind on the Forbearance Termination Date, and the Company at that time shall be obligated to comply with and perform all terms, conditions and provisions of the Indenture without giving effect to the forbearance set forth herein, and the Counterparties may at any time thereafter proceed to exercise any and all of their applicable rights and remedies, including without limitation, any applicable rights and remedies in connection with the Anticipated Defaults and any other defaults or Events of Default under the Indenture or rights under this Agreement.

(c)            The Counterparties’ forbearance is further expressly subject to and conditioned upon the Company’s compliance with each and every term and provision of this Agreement.

(d)           Trustee and Counterparties have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether such Events of Default are the same or similar to the Anticipated Defaults or otherwise), and Trustee and Counterparties have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Anticipated Defaults to the extent expressly set forth herein) occurring at any time. Subject to the rest of this section 2 (solely with respect to the Anticipated Defaults), Trustee and Counterparties reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Indenture and the Notes as a result of any other Events of Default occurring at any time. Trustee and Counterparties have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Agreement shall be subject to the satisfaction of each of the following conditions:

(a)            The Company shall have received a duly executed counterpart of this Agreement from each of the Initial Counterparties;

(b)           The Initial Counterparties shall have received a duly executed counterpart of this Agreement from the Company;

(c)            The Company shall have (i) executed and delivered a counterpart signature page to the fee agreement (the “Gibson Dunn Fee Agreement”) between the Company and Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), setting forth the reimbursement by the Company of any reasonable, documented fees and out-of-pocket expenses incurred by Gibson Dunn in connection with its representation of the Ad Hoc Noteholder Group and (ii) paid or caused to be paid to Gibson Dunn, (x) a retainer fee and (y) accrued fees and expenses, in each case, as set forth in the Gibson Dunn Fee Agreement;

(d)           The Company shall have paid any unpaid reasonable, documented fees and expenses incurred by the Trustee and presented to the Company for payment (including attorney’s fees), including those incurred in connection with entry into this Agreement;

(e)            No Default or Event of Default shall have occurred and be continuing under the Indenture; and

(f)            The Initial Forbearance Premium (defined below) shall be paid by the Company as directed in writing by a majority of Counterparties (determined by principal amount of Notes held).

SECTION 4. Representations and Warranties of the Company. In order to induce the Counterparties to enter into this Agreement, the Company hereby represents and warrants to the Counterparties that:

(a)            No default or Event of Default has occurred under the Indenture and is continuing as of the date hereof;

(b)            The individual executing this Agreement on behalf of the Company is authorized to so act and the obligations set forth in this Agreement, the Indenture and each of the Notes are legal, valid, binding and enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be subject to (i) the effect of an applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);

(c)            The execution, delivery and performance of this Agreement by the Company, and the performance of its obligations hereunder (i) are within the power and authority of the Company and have been duly authorized by all necessary action, and this Agreement has been duly authorized, executed and delivered by the Company, (ii) do not and will not contravene (A) any of its organization documents, (B) any applicable requirement of law or (C) any contractual obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties; and

(d)            The running of all statutes of limitation and the doctrine of laches applicable to all claims or cause of action that the Holders or Trustee may be entitled to take or bring in order to enforce its rights and remedies against the Company are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

SECTION 5. Representations and Warranties of the Signing Holders.

(a)            By its signature below, or its signature on a Joinder, each Holder represents and warrants that (i) it is the beneficial owner of the aggregate principal amount of notes set forth opposite its name on Schedule 1 or in its signature on a Joinder, (ii) it has, with respect to the beneficial owners of such notes, (A) sole investment or voting discretion with respect to such notes, (B) full power and authority to vote on and consent to matters concerning such notes, and (C) full power and authority to bind or act, on the behalf of, such beneficial owners.

(b)            By each Holder’s execution and delivery of this Agreement, or Joinder, if applicable, each Holder hereby directs the Trustee pursuant to Section 6.09 of the Indenture not to take any Remedial Action in connection with the Anticipated Default during the Forbearance Period.

(c)            Such Holder and each other Holder Counterparty collectively beneficially own at least 85% of the aggregate principal amount of the Notes.

SECTION 6. Covenants.

(a)            During the Forbearance Period, the Company and the Holder Counterparties agree to cooperate and negotiate in good faith with respect to the Restructuring;

(b)            In addition to the rights of the Trustee and Counterparties under the Indenture, and not in lieu of such rights, the Company shall: (i) cooperate with all reasonable due diligence reviews, information requests and similar investigations that the Trustee or any Counterparty may desire to conduct with respect to the Company and its businesses and assets, and the Company will make its officers, employees, agents and other representatives reasonably available to the Trustee and the Counterparties and their respective agents and representatives (collectively, the “Designees”) during normal business hours for discussions regarding the financial condition, operations, prospects and cash management of the Company; and (ii) provide the Designees reasonable access to all books, records, contracts, leases, title documents and other data regarding the Company and its business and assets, the cost and expense of all of which shall in each case be borne by the Company; provided that in the case of the foregoing (i) and (ii) the reasonableness of the due diligence requests shall take into account any obligation of the Company to publicly disclose information in connection with any nondisclosure agreements between the Company and any Counterparty;

(c)            The Company shall provide notice to the Counterparties and Gibson Dunn of any Remedial Action taken by any Holder that is not a Counterparty within in one calendar day of the Company becoming aware of such action; and

(d)            During the Forbearance Period the Company shall pay the fees and expenses of Gibson Dunn as provided for in the Gibson Dunn Fee Agreement and the reasonable fees and expenses of the Trustee and its counsel to the extent provided for by § 7.06 of the Indenture.

(e)            The Parties hereto acknowledge, confirm, and agree that any misrepresentation by the Company, or any failure of the Company to comply with the covenants, conditions and agreements contained in this Agreement, the Indenture, the Notes or in any other agreement, document or instrument at any time executed or delivered by the Company with, to or in favor of the Trustee or any Holder will constitute an immediate Event of Default under this Agreement, the and the Indenture.

(f)            The Company and Counterparties agree they will keep Schedule 1 of this Agreement and the amounts set forth on any Joinder confidential.

SECTION 7. Waiver and Release. For and in consideration of the agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company on its own behalf, and on behalf of its predecessors, Subsidiaries, successors, and assigns (collectively referred to in this Section 6 as the “Releasor”) does hereby jointly and severally fully RELEASE, and IRREVOCABLY WAIVE and FOREVER DISCHARGE (collectively, “Release”), each of (x) the Counterparties and (y) with respect to each of the entities in the foregoing clause (x), its respective predecessors, subsidiaries, affiliates and agents and its respective past and present officers, directors, trustees, shareholders, employees, financial and legal advisors, and other professionals, and the predecessors, heirs, successors and assigns of each of them (each of the foregoing, a “Related Party” and, together with the Counterparties, the “Released Parties”), from and with respect to any and all Claims (as defined below).

As used in this Section 6, the term “Claims” shall mean and include any and all, and all manner of, action and actions, cause and causes of action, suits, disputes, controversies, claims, debts, sums of money, offset rights, defenses to payment, agreements, promises, notes, bonds, bills, covenants, losses, damages, judgments, executions and demands of whatever nature, known or unknown, whether in contract, in tort or otherwise, at law or in equity, for money damages or dues, recovery of property, or specific performance, or any other redress or recompense which have accrued, may have been had, or may be now possessed by or on behalf of the Releasor against any one or more of the Released Parties for, upon, by reason of, on account of, or arising from or out of, or related to the Notes, Indenture, and the transactions contemplated thereby, and any acts or omissions of any Released Parties related to the Notes, Indentures, or transactions contemplated thereby, from the beginning of time to the date of the execution of this Agreement, and shall include, but not be limited to, any and all Claims in connection with, as a result of, by reason of, or in any way related to or arising from, in each case prior to the date of this Agreement, the existence of any relationships or communications by and between the Releasor and the Released Parties with respect to the Notes, Indenture and all agreements, documents and instruments related thereto, as presently constituted or as the same may have from time to time been amended. Notwithstanding anything in this Section 6, no Release is made herein (x) of any Claim with respect to any Released Party other than solely in such Released Party’s capacity as (i) an owner of the Notes or as a Related Party to such owner of Notes in such capacity, or (ii) the Trustee pursuant to the Indenture or as a Related Party to such Trustee, (y) of any Claim arising on or after the date of this Agreement, including ongoing compliance with the terms of the Notes, Indenture and all agreements, documents and instruments related thereto, or (z) of any Claim arising out of the gross negligence, bad faith, or fraud of a Counterparty.

The Releasor hereby represents and warrants to the Released Parties that:

 (a)          it has the full right, power, and authority to execute and deliver this Agreement containing this Section 6 without the necessity of obtaining the consent of any other party;

 (b)          it has not relied upon any statements, representations or promises of any of the Released Parties in executing this Agreement containing this Section 6, or in granting the release provided herein;

 (c)          this Section 6 has been carefully read by, and the contents hereof are known and understood by, and it is signed freely by, the Releasor.

The Releasor covenants and agrees not to bring any claim, action, suit or proceeding regarding or related in any manner to the matters released hereby, and further covenants and agrees that this Section 6 is a bar to any such claim, action, suit or proceeding.

All prior discussions and negotiations regarding the Claims have been and are merged and integrated into, and are superseded by, this Section 6. The Releasor acknowledges that no representation or warranty of any kind or character has been made to the Releasor by any one or more of the Released Parties or any agent, representative or attorney of the Released Parties to induce the execution of this Agreement containing this Section 6. The Releasor understands, agrees and expressly assumes the risk of any fact not recited, contained or embodied in this Section 6 which may hereafter turn out to be other than, different from, or contrary to, the facts now known to the Releasor or believed by the Releasor to be true, and further agrees that this Section 6 shall not be subject to termination, modification, or rescission, by reason of any such difference in facts.

The Releasor: (a) represents, warrants and acknowledges that: (i) has been fully advised by the Releasor’s attorney of the contents of Section 1542 of the Civil Code of the State of California; and (ii) understands the implications thereof; and (b) expressly waive the benefits thereof and any rights that such Releasor may have thereunder. Section 1542 of the Civil Code of the State of California provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

SECTION 8. Forbearance Premium. In consideration of the Counterparties’ agreements hereunder, the Company hereby agrees to pay, directly to such Holder, in cash a non-refundable forbearance premium (the “Forbearance Premium”) equal to $5.00 per $1,000 principal amount of Notes held by each Counterparty: (a) with respect to the Initial Counterparties, as of the Forbearance Effective Date (the “Initial Forbearance Premium”), and (b) with respect to any Joinder Parties, the date of its execution of a Joinder.

SECTION 9. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or otherwise transmitted or communicated by e-mail shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10. Integration. This Agreement and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and may not be modified or amended except by a written instrument, signed by each of the parties hereto, expressing such amendment or modification. Upon the effectiveness of this Agreement as set forth in Section 3 hereof, this Agreement shall be binding upon and inure to the benefit of the Company and the Counterparties and their respective successors and assigns.

SECTION 11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 12. Third-Party Beneficiaries. No Person other than the parties hereto and their permitted successors and assigns, and the Released Parties shall have any rights hereunder or be entitled to rely on this Agreement and all other third-party beneficiary rights are hereby expressly disclaimed. For the avoidance of doubt, all Released Parties, to the extent not parties hereto, are express third-party beneficiaries of the releases provided in this Agreement.

SECTION 13. Amendments. No amendment or waiver of the terms of this Agreement shall be effective except in a writing signed by each of the parties hereto; provided, that the Outside Date may be extended in accordance with Section 1.5(a) by email exchange between the respective counsels for the Company and the Counterparties.

SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of law provisions.

SECTION 15. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to the Company, to:

Accelerate Diagnostics, Inc.

3950 S. Country Club Road, Suite 470

Tucson, AZ 85714

Attention: Michael Bridge, General Counsel
E-mail address: mbridge@axdx.com

and

Sidley Austin LLP
787 Seventh Avenue

New York, NY 10019
Attention: Thomas R. Califano, William E. Curtin, Jackson T. Garvey
E-mail addresses: tom.califano@sidley.com; wcurtin@sidley.com;
jgarvey@sidley.com

(b)	if to a Holder Counterparty, to:

the address(es) set forth on its signature page to this Agreement or the
Joinder signed by such Counterparty, as applicable

and

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attn: David M. Feldman, Michael S. Neumeister; Jonathan M. Dunworth

Email addresses: dfeldman@gibsondunn.com;
mneumeister@gibsondunn.com;jdunworth@gibsondunn.com

(c)	If to the Trustee, to:

U.S. Bank Trust Company, National Association

2222 East Camelback Road, Suite 110

Phoenix, AZ 85016

Attention: M. Ambriz-Reyes (Accelerate Diagnostics, Inc.)

Email address: mary.ambrizreyes@usbank.com

and

Shipman & Goodwin LLP

One Constitution Plaza

Hartford, CT 06103

Attn: Kimberly S. Cohen

email address: kcohen@goodwin.com

SECTION 16. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

SECTION 17. Concerning the Trustee. U.S. Bank Trust Company, National Association is acknowledging this Agreement solely in its capacity as Trustee under the Indenture and not in its individual capacity. In executing the acknowledgment and acting hereunder, the Trustee shall be entitled to all of the rights, privileges, immunities and indemnities granted to the Trustee under the Indenture, as if such rights, privileges, immunities and indemnities were expressly set forth herein. Promptly after the satisfaction of the conditions set forth in Section 3 of this Agreement, the Company shall deliver to the Trustee a written notice confirming the satisfaction of such conditions. The Trustee shall have no duty to monitor or confirm the compliance by Company of its obligations under this Agreement.

[SIGNATURE PAGES FOLLOW]

Schedule I

Name	Holdings
Indaba	$17,235,000
CVP	$14,630,000
RBC	$10,500,000
Wolverine	$4,000,000
Penderfunds	$1,910,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ACCELERATE DIAGNOSTICS, INC.

By:	/s/ Jack Phillips
Name: Jack Phillips
Title: President and Chief Executive Officer

[Signature Page to Forbearance Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

INDABA CAPITAL MANAGEMENT, L.P.

By:	/s/ Derek Schrier
Name: Derek Schrier
Title: CIO and Partner
Address: Indaba Capital Management, L.P.
1 Letterman Drive, Building D, Suite DM700
San Francisco, CA 94129
E-mail address(es): derek@indabacapital.com

[Signature Page to Forbearance Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CHICAGO VENTURE PARTNERS, LP

By:	/s/ John M. Fife
Name: John M. Fife
Title: President
Address: 303 East Wacker Drive, Suite 1040,
Chicago, Illinois 60601
E-mail address(es): jfife@chicagoventure.com
cstalcup@chicagoventure.com

[Signature Page to Forbearance Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

RBC CMA LLC

By:	/s/ Sean Stanzak
Name: Sean Stanzak
Title: MD - RBC
Address: 200 Vesey St, NY, NY 10281
E-mail address(es): sean.stanzak@rbccm.com

[Signature Page to Forbearance Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Penderfund Capital Management Ltd.

By:	/s/ Gina Jones
Name: Gina Jones
Title: Chief Financial Officer
Address: 1830 – 1066 West Hastings St.
Vancouver, BC V6E 3X2
E-mail address(es): gjones@penderfund.com;
gcastle@penderfund.com;
pgarg@penderfund.com

[Signature Page to Forbearance Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Wolverine Asset Management, LLC as manager of Wolverine Flagship Fund Trading Limited

By:	/s/ Andrew Sujdak
Name: Andrew Sujdak
Title:Authorized Signatory
Address: 175 W. Jackson Blvd. Suite 340 Chicago, IL 60604
E-mail address(es): asujdak@wolvefunds.com

[Signature Page to Forbearance Agreement]

ACKNOWLEDGED

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mary Ambriz-Reyes
Name: Mary Ambriz-Reyes
Title: Vice President
Address: 2222 East Camelback Rd, Ste 110
Phoenix, AZ 85016
E-mail address(es): mary.ambrizreyes@usbank.com

[Signature Page to Forbearance Agreement]

Exhibit A

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Forbearance Agreement, dated as of March 9, 2023 (the “Agreement”),1 by and among the Company and the Initial Counterparties, joins the Agreement as a “Counterparty” and agrees to be bound by the terms and conditions thereof to the extent the other Counterparties are thereby bound.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of this joinder and any further date specified in the Agreement.

Date Executed:

______________________________________

Name:

Title:

Address:

E-mail address(es):

Aggregate Amount of 2.50% Convertible Senior Notes Due 2023 Beneficially Owned or Managed on Account of: $___________

_________________________________________

1 Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.